Exhibit 99.1

Transatlantic Holdings, Inc. Reports First Quarter Results

NEW YORK--(BUSINESS WIRE)--April 26, 2011--Transatlantic Holdings, Inc. (NYSE: TRH) today reported a net loss of ($190) million, or ($3.05) per common share (diluted), for the first quarter of 2011 compared to net income of $16 million, or $0.24 per common share (diluted), for the first quarter of 2010. Net operating loss for the first quarter of 2011 was ($225) million, or ($3.61) per common share (diluted), compared to net operating income of $17 million, or $0.26 per common share (diluted), in the first quarter of 2010.

First quarter 2011 net loss and net operating loss include $545 million of pre-tax net catastrophe costs (net of reinsurance and net reinstatement premiums) offset by related tax benefits of $191 million. The pre-tax net catastrophe costs include $365 million related to the Tohoku Earthquake in Japan and ensuing tsunami and $180 million related to the February earthquake in Christchurch, New Zealand and events in Australia. Catastrophe costs for the events in Japan contemplate an industry loss of between $25 billion and $30 billion.

First quarter 2010 net income and net operating income include pre-tax net catastrophe costs of $130 million, $105 million of which is related to the earthquake in Chile. Tax benefits associated with such catastrophe costs totaling $27 million were recorded in the first quarter of 2010.

Robert F. Orlich, President and Chief Executive Officer, commented, “Results in the first quarter were affected by an extremely high level of catastrophes, including what is likely to be the costliest earthquake loss in history. Despite the magnitude of these events, Transatlantic’s catastrophe costs fell within our risk tolerances. Our core operations remain sound and, excluding the impact of catastrophes, performed well.

“The last 15 months have witnessed extraordinary catastrophe activity, with rising frequency and severity. While property catastrophe rates have begun to rise, additional increases are needed, particularly in regions that have experienced significant losses.

“As this environment unfolds, Transatlantic remains financially strong and well-positioned to capitalize on opportunities. Our strong risk management culture enables us to plan for and manage through periods such as the first quarter, as we continue to execute a successful business model that stresses underwriting discipline and diversification geographically and across classes of property and casualty business worldwide.”

Other highlights in the first quarter of 2011 include:

  Net premiums written of $1.04 billion, level with the prior year quarter excluding the impact of foreign exchange.
  Net investment income of $107 million, 5% less than a year ago due to the performance of alternative investments.
  Realized net capital gains of $55 million. The higher level of capital gains compared to a year ago resulted from a shift in allocations within the equities portfolio in the current period.
  Combined ratio of 147.8%, which includes 57.2 percentage points related to pre-tax net catastrophe costs. In the 2010 first quarter, net catastrophe costs increased the combined ratio by 13.2 percentage points. Net favorable loss reserve development related to prior accident years totaled $15 million in the 2011 quarter compared to $7 million a year ago.
  Net operating cash inflows of $183 million.
  Net loss and loss adjustment expense reserves of $8.91 billion at quarter-end, an increase of $698 million in the quarter, reflecting the impact of catastrophe losses and an increase of $107 million due to foreign exchange.
  Consolidated investments and assets of $13.15 billion and $16.34 billion, respectively, at quarter-end.
  Stockholders’ equity of $4.04 billion at quarter-end. TRH did not repurchase any of its outstanding common shares during the quarter and has $145 million remaining under its current share repurchase program authorization.
  Book value per common share of $64.69 at March 31, 2011, a 6% decline since year-end 2010.

The determination of catastrophe costs recorded in the quarter involves a significant amount of judgment and is based on information available at the time of estimation. These estimates are heavily reliant on industry loss predictions, preliminary data from cedants, output from catastrophe modeling software and market share analysis. As significant amounts of time pass subsequent to an event, cost estimates become more refined but still subject to material adjustment as further information becomes available. Due to the preliminary nature of information used to prepare these estimates, among other factors, the ultimate costs that TRH will incur related to catastrophe events may differ materially from these estimates.

Caution concerning forward-looking statements:

This press release contains forward-looking statements, including management’s beliefs about financial, credit and industry market conditions and expectations regarding the aggregate net impact on TRH from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH’s Annual Report on Form 10-K for the year ended December 31, 2010 as well as its other and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

TRH will host a conference call on Wednesday, April 27, 2011 at 11:00 a.m. Eastern Time to discuss first quarter 2011 results. The call will be webcast live on the Internet ― available through the Investor Information–News–Webcasts section of TRH’s website at www.transre.com. The live conference call can also be accessed by dialing 866-843-0890 (in the U.S.) or 412-317-9250 (International). The passcode for the conference call is 1528852.

Please refer to the Investor Information–News–Earnings Information section of TRH’s website at www.transre.com for a copy of the first quarter 2011 Financial Supplement which includes additional information on TRH’s financial performance.

After the completion of the call, an archived webcast will be available in the Investor Information section of TRH’s website. Until May 4, 2011, a replay of the call will be available by dialing 877-344-7529 (in the U.S.) or 412-317-0088 (International). The passcode to access the replay is 449062.

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich Reinsurance Company Ltd. and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis ― structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

The performance of TRH is commonly assessed by analysts and others based on performance measures which are not defined under GAAP. Those measures include net operating income (loss) (“NOI”), NOI Per Common Share (diluted) and annualized operating return on equity (“Annualized Operating ROE”). NOI is defined as GAAP net income (loss) excluding realized net capital gains (losses) and the gain (loss) on early extinguishment of debt, net of taxes. NOI Per Common Share (diluted) represents NOI divided by average common shares outstanding on a diluted basis. Annualized Operating ROE is defined as NOI divided by the average of beginning and ending stockholders’ equity, multiplied by four. In addition, GAAP annualized return on equity (“GAAP Annualized ROE”) is defined as GAAP net income (loss) divided by the average of beginning and ending stockholders’ equity, multiplied by four. TRH uses these measures in analyzing its performance as these measures focus on the core fundamentals of TRH’s operations. While TRH considers realized net capital gains (losses) and the gain (loss) on early extinguishment of debt as integral parts of its business and results, such items are not indicative of the core fundamentals of TRH’s operations. TRH believes these measures are of interest to the investment community because they provide additional meaningful methods of evaluating certain aspects of TRH’s operating performance from period to period on bases that are not otherwise apparent under GAAP. These non-GAAP measures, namely, NOI, NOI Per Common Share (diluted) and Annualized Operating ROE should not be viewed as substitutes for GAAP net income (loss), GAAP net income (loss) per common share on a diluted basis and GAAP Annualized ROE, respectively. Reconciliations of NOI, NOI Per Common Share (diluted) and Annualized Operating ROE to GAAP net income (loss), GAAP net income (loss) per common share on a diluted basis and GAAP Annualized ROE, respectively, the most directly comparable GAAP measures, are included later in this press release.

TRH’s GAAP combined ratio and its components are presented in accordance with the methodology commonly used by insurance industry analysts and TRH's peers. The property and casualty insurance and reinsurance industries use the combined ratio as a measure of underwriting profitability. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio. The loss ratio represents net losses and loss adjustment expenses incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of the commission ratio and the other underwriting expense ratio. The commission ratio represents the sum of net commissions and the decrease (increase) in deferred policy acquisition costs expressed as a percentage of net premiums earned. The other underwriting expense ratio represents other underwriting expenses expressed as a percentage of net premiums earned.

Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses net of related reinsurance recoverable, and are presented in accordance with principles prescribed or permitted by insurance regulatory authorities.

In addition, book value per common share is defined as stockholders’ equity divided by common shares outstanding.

	Transatlantic Holdings, Inc. and Subsidiaries
	Consolidated Financial Data
Statement of Operations Data:
	Three Months Ended
	March 31,
	2011	2010	Change
	(in thousands, except per share data)
Revenues:
Net premiums written	$1,043,824	$1,026,299	1.7%
Increase in net unearned premiums	(86,995)	(33,704)
Net premiums earned	956,829	992,595	(3.6)
Net investment income	106,840	112,610	(5.1)
Realized net capital gains (losses):
Total other-than-temporary impairments	(1,500)	(13,045)
Less: other-than-temporary impairments recognized
in other comprehensive (loss) income	-	6,713
Other-than-temporary impairments charged to
earnings	(1,500)	(6,332)
Other realized net capital gains	56,912	4,443
Total realized net capital gains (losses)	55,412	(1,889)
Loss on early extinguishment of debt	(1,179)	-
Total revenues	1,117,902	1,103,316	1.3

Expenses:
Net losses and loss adjustment expenses	1,169,052	786,324
Net commissions	241,001	234,512
Increase in deferred policy acquisition costs	(32,160)	(5,500)
Other underwriting expenses	36,725	44,129
Interest on senior notes	16,894	17,086
Other expenses, net	7,152	7,685
Total expenses	1,438,664	1,084,236

(Loss) income before income taxes	(320,762)	19,080	-
Income taxes (benefits)	(130,610)	3,205
Net (loss) income	$(190,152)	$15,875	-

Net (loss) income per common share:
Basic	$(3.05)	$0.24	-%
Diluted	(3.05)	0.24	-

Cash dividends declared per common share	$0.21	$0.20	5.0

Weighted average common shares outstanding:
Basic	62,365	65,879
Diluted	62,365	66,551

GAAP underwriting ratios:
Loss	122.2%	79.2%
Commission	21.8	23.1
Other underwriting expense	3.8	4.4
Underwriting expense	25.6	27.5
Combined	147.8%	106.7%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
As of March 31, 2011 and December 31, 2010

Balance Sheet Data:
	2011	2010
	(in thousands, except share data)
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 2011-$1,235,817; 2010-$1,240,678)	$1,188,705	$1,189,801
Available for sale, at fair value (amortized cost: 2011-$10,833,128; 2010-$10,727,717)	10,893,804	10,822,336
Equities, available for sale, at fair value (cost: 2011-$546,503; 2010-$476,516)	600,113	564,530
Other invested assets	256,193	275,977
Short-term investments, at cost (approximates fair value)	213,235	120,095
Total investments	13,152,050	12,972,739
Cash and cash equivalents	331,307	284,491
Accrued investment income receivable	147,838	150,695
Premium balances receivable, net	784,260	605,094
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	882,007	819,734
Deferred policy acquisition costs	268,484	238,296
Prepaid reinsurance premiums	81,800	75,291
Deferred tax assets, net	460,134	463,808
Other assets	227,502	95,206
Total assets	$16,335,382	$15,705,354
LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses	$9,773,978	$9,020,610
Unearned premiums	1,321,276	1,212,535
Senior notes	1,005,683	1,030,511
Other liabilities	193,072	157,239
Total liabilities	12,294,009	11,420,895

Preferred stock, $1.00 par value; shares authorized: 10,000,000; none issued	-	-
Common stock, $1.00 par value; shares authorized: 200,000,000; shares issued:
2011-67,838,313; 2010-67,611,341	67,838	67,611
Additional paid-in capital	317,731	318,064
Accumulated other comprehensive income	114,790	154,615
Retained earnings	3,785,736	3,988,891
Treasury stock, at cost: 5,362,800 shares of common stock	(244,722)	(244,722)
Total stockholders' equity	4,041,373	4,284,459
Total liabilities and stockholders' equity	$16,335,382	$15,705,354

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Condensed Cash Flow Data:
	Three Months Ended
	March 31,
	2011	2010
	(in thousands)

Net cash provided by operating activities	$183,453	$220,460

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	255,344	192,086
Proceeds of fixed maturities available for sale redeemed or matured	270,543	215,414
Proceeds of equities available for sale sold	257,511	88,080
Purchase of fixed maturities available for sale	(544,225)	(834,647)
Purchase of equities available for sale	(263,623)	(69,173)
Net sale of other invested assets	13,572	1,961
Net (purchase) sale of short-term investments	(93,100)	492,339
Change in other liabilities for securities in course of settlement	4,483	58,808
Net cash (used in) provided by investing activities	(99,495)	144,868

Cash flows from financing activities:
Dividends to stockholders	(13,103)	(13,294)
Common stock issued	(6,390)	(2,408)
Acquisition of treasury stock	-	(113,478)
Repurchase of senior notes	(26,110)	-
Other, net	1,281	(1,014)
Net cash used in financing activities	(44,322)	(130,194)

Effect of exchange rate changes on cash and cash equivalents	7,180	(7,073)

Change in cash and cash equivalents	46,816	228,061
Cash and cash equivalents, beginning of period	284,491	195,723
Cash and cash equivalents, end of period	$331,307	$423,784

Supplemental cash flow information:
Income taxes (paid), net	$(10,636)	$(10,047)
Interest (paid) on senior notes	(220)	-

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Comprehensive (Loss) Income Data:
	Three Months Ended
	March 31,
	2011	2010
	(in thousands)

Net (loss) income	$(190,152)	$15,875

Other comprehensive (loss) income:
Net unrealized depreciation of investments, net of tax:
Net unrealized holding losses of fixed maturities on which
other-than-temporary impairments were taken	-	(6,713)
Net unrealized holding losses on all other securities	(10,313)	(14,273)
Reclassification adjustment for gains included in net (loss) income	(58,110)	(13,112)
Deferred income tax benefit on above	23,948	11,934
	(44,475)	(22,164)

Change in retirement plan liabilities, net of tax:
Change in retirement plan liabilities	(852)	-
Deferred income tax benefit on above	298	-
	(554)	-

Net unrealized currency translation gain (loss), net of tax:
Net unrealized currency translation gain (loss)	8,006	118,198
Deferred income tax charge on above	(2,802)	(41,370)
	5,204	76,828

Other comprehensive (loss) income	(39,825)	54,664

Comprehensive (loss) income	$(229,977)	$70,539

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Reconciliation of Non-GAAP Measures:
	Three Months Ended
	March 31,
	2011	2010
	(dollars in thousands, except per share amounts)

Net (loss) income	$(190,152)	$15,875
Total realized net capital (gains) losses, net of tax(1)	(36,018)	1,228
Loss on early extinguishment of debt, net of tax(1)	767	-
Net operating (loss) income	$(225,403)	$17,103

Net (loss) income per common share (diluted)	$(3.05)	$0.24
Total realized net capital (gains) losses, net of tax(1)	(0.57)	0.02
Loss on early extinguishment of debt, net of tax(1)	0.01	-
Net operating (loss) income per common share (diluted)	$(3.61)	$0.26

GAAP annualized return on equity	(18.3)%	1.6%
Total realized net capital (gains) losses, net of tax(1)	(3.5)	0.1
Loss on early extinguishment of debt, net of tax(1)	0.1	-
Annualized operating return on equity	(21.7)%	1.7%

(1)	Assumes a tax rate of 35%.

CONTACT:
Transatlantic Holdings, Inc.
Thomas V. Cholnoky, 212-365-2292